Exhibit 99.7

NII International Telecom S.C.A.

Offer to Exchange

11.375% SENIOR NOTES DUE 2019

that have been registered under the Securities Act of 1933

for any and all

11.375% SENIOR NOTES DUE 2019

This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of NII International Telecom S.C.A. (the “Issuer”) to tender outstanding unregistered 11.375% Senior Notes due 2019 (the “11.375% Outstanding Notes”) to Wilmington Trust, National Association, as exchange agent (the “Exchange Agent”), pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Procedures for Tendering Outstanding Notes — Guaranteed Delivery” of the Issuer’s prospectus dated                 , 2014 (the “Prospectus”) and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender 11.375% Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this notice of guaranteed delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined in this letter have the meanings given to them in the letter of transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2014, unless sooner terminated or extended (the “Expiration Date”). Outstanding notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Attn: Workflow Management – 5th Floor

Facsimile: (302) 636-4139, Attention: Workflow Management – 5th Floor

Other Inquiries: DTC Desk (DTC2@Wilmingtontrust.com)

Delivery of this instrument to an address other than as set forth above or transmission via facsimile to a number other than the one listed above will not constitute a valid delivery. The instructions accompanying this notice of guaranteed delivery should be read carefully before the notice of guaranteed delivery is completed.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, in accordance with its offer, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of 11.375% Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Outstanding Notes — Guaranteed Delivery” and in Instruction 2 of the letter of transmittal.

The undersigned hereby tenders the 11.375% Outstanding Notes listed below:

Certificate Number(s) (If known) of 11.375% Outstanding Notes or Account Number at DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

PLEASE SIGN AND COMPLETE

Names of Registered Holder(s)

Address

Signature(s) of Registered Holder(s) or

Authorized Signatory

Dated:

Area Code and Telephone Number(s)

*	All tenders must be in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

This notice of guaranteed delivery must be signed by the registered holder(s) of the tendered 11.375% Outstanding Notes exactly as the name(s) of such person(s) appear(s) on certificates for the 11.375% Outstanding Notes or on a security position listing as the owner of the 11.375% Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE

(not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (in each case that is a participant in the Securities Transfer Agents’ Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges’ Medallion Program approved by the Securities Transfer Association Inc.), hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent’s message in lieu thereof), together with the 11.375% Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such 11.375% Outstanding Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Outstanding Notes — Book Entry Delivery Procedures” and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:	(Authorized Signature)

Address: (Include ZIP Code)	Name:

Area Code and Telephone Number:	Title: (Please Type or Print)

Date:

Do not send 11.375% Outstanding Notes with this form. Actual surrender of 11.375% Outstanding Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed letter of transmittal (or agent’s message in lieu thereof) and any other required documents.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent’s message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the 11.375% Outstanding Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail, courier or overnight delivery. The method of delivery of this notice of guaranteed delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or courier service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the 11.375% Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the 11.375% Outstanding Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in DTC whose name appears on a security position listing as the owner of the 11.375% Outstanding Notes, the signature must correspond with the name as it appears on the security position listing as the owner of the 11.375% Outstanding Notes.

If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any 11.375% Outstanding Notes listed or a participant of DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the 11.375% Outstanding Notes or signed as the name(s) of the participant appears on DTC’s security position listing.

If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address or telephone number set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.